Exhibit 4.3

NINETEENTH SUPPLEMENTAL INDENTURE

This NINETEENTH SUPPLEMENTAL INDENTURE, dated as of June 13, 2012, among QPP Parent LLC, a Delaware limited liability company (“QPP Parent”), a subsidiary of Quicksilver Resources Inc. (or its permitted successor), a Delaware corporation (the “Company”), QPP Holdings LLC, a Delaware limited liability company (“QPP Holdings,” and together with QPP Parent, the “Guaranteeing Subsidiaries”), a subsidiary of the Company (or its permitted successor), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to an Indenture (the “Original Indenture”), dated as of December 22, 2005, as supplemented by a Seventh Supplemental Indenture, dated as of June 25, 2009 among the Company, the Subsidiary Guarantors and the Trustee (the “Seventh Supplemental Indenture”), an Eleventh Supplemental Indenture, dated as of December 23, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Eleventh Supplemental Indenture”) and a Fifteenth Supplemental Indenture, dated February 28, 2012 among the Company, the Subsidiary Guarantors and the Trustee (the “Fifteenth Supplemental Indenture”; and together with the Original Indenture, the Seventh Supplemental Indenture and the Eleventh Supplemental Indenture, the “Indenture”), pursuant to which the Company has issued $600,000,000 of aggregate principal amount of 11 3/4% Senior Notes due 2016 (the “Notes”);

WHEREAS, Section 5.01(b) of the Seventh Supplemental Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantees with respect to the Notes, without the consent of the Holders; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors, each of the Guaranteeing Subsidiaries and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors, each of the Guaranteeing Subsidiaries and the Trustee, in accordance with its terms, have been duly done and performed;

NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, each of the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

Section 1.01 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Guaranteeing Subsidiaries, the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01 Each of the Guaranteeing Subsidiaries hereby agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, on a joint and several basis with the Subsidiary Guarantors parties hereto and thereto, with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Indenture on the date thereof.

ARTICLE 3

Section 3.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 3.02 All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.

Section 3.03 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.04 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.06 The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.

Section 3.07 The recitals hereto are statements only of the Company, the Subsidiary Guarantors and each of the Guaranteeing Subsidiaries and shall not be considered statements of or attributable to the Trustee.

Section 3.08 Each of the Guaranteeing Subsidiaries hereby designates the obligations with respect to the Notes and the Subsidiary Guarantees as Senior Indebtedness which is senior in right of payment in full to any Subordinated Obligation of the Company or any Subsidiary Guarantor. Each of rhe Guaranteeing Subsidiaries further designates the obligations with respect to the Notes and the Subsidiary Guarantees as “Designated Senior Indebtedness” (as defined by the (i) 2024 Convertible Subordinated Debentures Indenture and (ii) the 2016 Senior Subordinated Notes Indenture) for all purposes under (x) the 2024 Convertible Subordinated Debentures Indenture and (y) the 2016 Senior Subordinated Notes Indenture, with respect to the Notes and the Subsidiary Guarantees, respectively.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QPP PARENT LLC

By:	QUICKSILVER RESOURCES INC., its sole member

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

QPP HOLDINGS LLC

By:	QPP PARENT LLC, one of its members
	By:	QUICKSILVER RESOURCES INC., its sole member

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

By:	QUICKSILVER RESOURCES INC., one of its members

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

[Signature Page to Nineteenth Supplemental Indenture]

COWTOWN PIPELINE FUNDING, INC.

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

COWTOWN PIPELINE MANAGEMENT, INC.

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

COWTOWN PIPELINE L.P.

By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

COWTOWN GAS PROCESSING L.P.

By:	COWTOWN PIPELINE MANAGEMENT, INC., its general partner

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

[Signature Page to Nineteenth Supplemental Indenture]

BARNETT SHALE OPERATING LLC

By:	QUICKSILVER RESOURCES INC., its member

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

SILVER STREAM PIPELINE COMPANY LLC

By:	QUICKSILVER RESOURCES INC., its member

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H. Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to Nineteenth Supplemental Indenture]